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                                                                      EXHIBIT 23

                          CONSENT OF COOPERS & LYBRAND

     We consent to the incorporation by reference in the registration statements of Humana Inc. on Form S-3 (Registration No. 33-30634 and No. 33-2216) and Form S-8 (Registration No. 2-79239, No. 2-55349, No. 2-96154, No. 33-33072, No.
33-27801, No. 33-32209, No. 33-49305 and No. 33-52593), of our report dated
January 31, 1994, which includes an explanatory paragraph relating to a change in the method of accounting for income taxes and certain investments in debt and equity securities, on our audits of the consolidated financial statements and financial statement schedules of Humana Inc. as of December 31, 1993 and 1992, and for the years ended December 31, 1993, December 31, 1992, August 31, 1992, and August 31, 1991, and for the four-month period ended December 31, 1992, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND
Louisville, Kentucky
March 24, 1994